UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2008

CREDIT ONE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-50320	59-3641205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Wall Street, Suite 818, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

(212) 809-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 22, 2008, Credit One Financial, Inc. (the “Company”) entered into a Securities Purchase Agreement with sixteen (16) investors in a private placement.  Pursuant to the agreement, the Company issued and investors purchased an aggregate of 100,000,000 shares of the Company's common stock, par value $0.001 per share, at a price of $0.03 per share, for an aggregate consideration of $3,000,000 in cash.  The proceeds will be used for the Company to enter into a business of natural resources products, primarily graphite at this time, in China.

Item 3.02.   UNREGISTERED SALES OF EQUITY SECURITIES

The securities described above are unregistered under the Securities Act of 1933, as amended. There are no registration rights. The securities were issued in reliance upon exemptions from registration provided by Regulation S and/or Section 4(2) promulgated under the Securities Act of 1933, as amended.  The securities as such issued are deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.  All investors are not a “U.S. Person” as that term is defined in Regulation S.  No directed selling efforts were made, and no underwriters were involved in this transaction.

The information contained in Item 1.01 of this Report is incorporated by this reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ONE FINANCIAL, INC.

/s/ Dicky Cheung
Name: Dicky Cheung
Title: Chief Executive Officer and Chief Financial Officer

Date: September 22, 2008